AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1999


                                                 REGISTRATION NO. 33-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                              HEILIG-MEYERS COMPANY
             (Exact name of registrant as specified in its charter)

               Virginia                            54-0558861
    (State or other jurisdiction                   (I.R.S. Employer
  of incorporation or organization)                 Identification No.)


        12560 West Creek Parkway,
           Richmond, Virginia                                      23238
 (Address of principal executive offices)                       (Zip Code)

                              HEILIG-MEYERS COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 Paige H. Wilson
                 Senior Vice President, Treasurer and Secretary
                              Heilig-Meyers Company
                            12560 West Creek Parkway
                            Richmond, Virginia 23238
                            Telephone: (804) 784-7554
                 (Name, address and telephone number, including
                        area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
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        Title of                                     Proposed Maximum        Proposed Maximum
     Securities to             Amount to be              Offering               Aggregate               Amount of
     be Registered              Registered         Price Per Share (1)      Offering Price(1)        Registration Fee
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


         Common
     Stock, $ 2.00
       par value               960,000                 $7.0625                $6,780,000               $1884.84
                                shares
   Rights to Purchase
    Preferred Stock,           960,000                   (2)                     (2)                     (2)
  Series A, par value
         $10.00
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(1) Estimated solely for the purpose of determining the registration fee and based, pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, on the average of the high and low per share sales price of the registrant's Common
Stock as reported on the New York Stock Exchange on June 25, 1999.
(2) The Rights to Purchase Preferred Stock will be attached to and trade with shares of the Common Stock of the Company. Value attributable to such rights, if any, will be reflected in the market price of the shares of Common Stock. No fee is required pursuant to Section 6(b) of the Securities Act of 1933 and 17 C.F.R.
ss.230.236.

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

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The purpose of this Registration Statement is to register 960,000 additional shares of Common Stock, $2.00 par value, ("Common Stock"), of Heilig-Meyers Company (the "Company") upon the exercise of stock options granted or to be granted pursuant to the Heilig-Meyers Company Employee Stock Purchase Plan. The Registrant hereby incorporates by reference all information included in its Form S-8 Registration Statement No. 33-43791 filed with the Commission on November 5, 1991 which should be read in conjunction with the information contained herein.

         The Company hereby incorporates by reference into this Registration Statement the following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

(a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1999.

(b)      The Company's Form 8-K filed June 17, 1999.

(c) The description of the Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on April 26, 1983 (File No. 1-8484), as amended by amendments on Form 8, filed with the Commission on April 9, 1985, February 23, 1988, September 20, 1989, July 31, 1990, August 6, 1992, July 28, 1994 and the amendment on Form 8-A/A dated February 19, 1998, respectively (File No. 1-8484); and

(d) The description of the Rights to Purchase Preferred Stock, Series A contained in the Registration Statement on Form 8-A filed with the Commission on February 19, 1998 (File No. 1-8484).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities arising by reason of the fact that the person is or was a director, officer, employee or agent of the Company. The Articles of Incorporation of the Company provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Comany as a director or officer of any other legal entity and, in all cases, his heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him in connection with any actual or threatened action suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he has been adjudged liable because of willful misconduct or a knowing violation of criminal law.

         The Company has purchased directors' and officers' liability insurance, and company reimbursement insurance which covers all directors and officers of the Company and its subsidiaries.

ITEM 8. EXHIBITS

Exhibit
Number                              Description

4.1 Registrant's Restated Articles of Incorporation, as amended, filed as Exhibit 3(a) to Registrant's
                  Annual Report on Form 10-K for the fiscal year ended
                  February 28, 1998 are  incorporated  herein by this reference.

4.2               Registrant's Amended and Restated Bylaws, as amended, filed as
                  Exhibit 4.2 to Registrant's Registration Statement on Form S-8 (No: 333-81743).

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

5.1               Opinion of McGuire, Woods, Battle & Boothe LLP.

23.1              Consent of Deloitte & Touche LLP

23.2 Consent of McGuire, Woods, Battle & Boothe LLP (included as part of Exhibit 5.1).

24.1              Power of Attorney (see signature page).

99.1 Heilig-Meyers Employee Stock Purchase Plan Amendment and Restatement effective as of January 1, 1993.

99.2 First Amendment to the Heilig-Meyers Company Employee Stock Purchase Plan effective as of June 16, 1999.

ITEM 9. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

      (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

                  (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15 (d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or

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given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on June 30, 1999.

HEILIG-MEYERS COMPANY


By: /s/  William C. DeRusha                                       June 30, 1999
    ---------------------------------
         William C. DeRusha
         Chairman of the Board, Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints William C. DeRusha and Roy B. Goodman, or any of them, his true and lawful attorney-in-fact to sign on his behalf, as an individual and in the capacity stated below, any amendment or post- effective amendment to this registration statement which said attorney-in-fact may deem appropriate or necessary.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

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
/s/ Roy B. Goodman                                                              June 30, 1999
---------------------------------------
         Roy B. Goodman
         Senior Vice President
         and Chief Financial Officer (Principal Financial Officer)

/s/ William J. Dieter                                                           June 30, 1999
---------------------------------------
         William J. Dieter
         Senior Vice President, Accounting
         and Chief Accounting Officer (Principal Accounting Officer)

/s/ Alexander Alexander                                                         June 30, 1999
---------------------------------------
         Alexander Alexander
         Director

/s/ Robert L. Burrus, Jr.                                                       June 30, 1999
---------------------------------------
         Robert L. Burrus, Jr.
         Director

/s/ Beverly E. Dalton                                                           June 30, 1999
---------------------------------------
         Beverly E. Dalton
         Director

/s/ Charles A. Davis                                                            June 30, 1999
---------------------------------------
         Charles A. Davis
         Director

/s/  Benjamin F. Edwards III                                                    June 30, 1999
---------------------------------------
         Benjamin F. Edwards III
         Director
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

/s/ Lawrence N. Smith                                                           June 30, 1999
---------------------------------------
         Lawrence N. Smith
         Director

/s/ Eugene P. Trani                                                             June 30, 1999
---------------------------------------
         Eugene P. Trani
         Director

/s/ L. Douglas Wilder                                                           June 30, 1999
---------------------------------------
         L. Douglas Wilder
         Director
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